NYSE American: REIwww.ringenergy.com VALUE FOCUSED PROVEN STRATEGY Q4 & FY 2023 REVIEW 2024 GUIDANCE

Ring Energy, Inc. Forward –Looking Statements This Presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this Presentation, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, guidance, plans and objectives of management are forward-looking statements. When used in this Presentation, the words “could,” “may,” “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “guidance,” “project,” “goal,” “plan,” “potential,” “probably,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. Forward-Looking Statements and Supplemental Non-GAAP Financial Measures 2 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted Net Income,” “Adjusted EBITDA,” “PV-10,” “Adjusted Free Cash Flow,” or “AFCF,” “Adjusted Cash Flow from Operations,” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Liquidity,” “Leverage Ratio” and “All-in Cash Operating Costs.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix.

Independent Oil & Gas Company

Focused on **Conventional Permian** Assets in **Texas**

Q4 2023 Net Production
~19,400 Boe/d
(70% oil and 85% liquids)

2023 SEC Proved Reserves[1,2]
129.8 MMBoe/
PV10 ~$1.65 Billion
Proved Developed ~68%

Permian Basin
Gross / Net Acres
96,127 / 80,535
450+ Proved Locations[3]

High Operational Ownership
~98% Operated WI
~81% Oil NRI
~85% Gas NRI

1. SEC Proved Reserves as of 12/31/2023 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl Gas $2.637 per Mcf
2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure.
3. Includes all locations operated and non-operated across "PDNP" and "PUD" reserve categories and project types.



NEW MEXICO
TEXAS
Permian Basin
Northwest Shelf
Yoakum
Wolfcamp Shelf Margin
Matador Arch
Horseshoe Atoll
Gaines
Andrews
Capitan Reef Trend
Central Basin Platform
Ector
Midland Basin
Delaware Basin
Ward
Crane
Ozona Arch
Ring Energy Assets
Northwest Shelf
Central Basin Platform
Includes operated & non-operated

Differentiated approach by applying unconventional technology and thinking to conventional Permian assets

Ring Assets Characteristics:

- ✓ **Shallow Base Decline**
- ✓ **Long Life Wells** (> 35 years)
- ✓ **Highly Oil Weighted**
- ✓ **High Operating Margin**
- ✓ **High Netbacks** (NRI> 80%)
- ✓ **Low D&C Cost Inventory**
- ✓ **Low Breakevens**

3 Ring Energy, Inc.

Ring Energy, Inc. Positioning the Company to Return Capital to Stockholders 4 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI 1. Adjusted EBITDA and Adjusted Free Cash Flow (AFCF) are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. Delivering Value by Executing Strategic Vision 17 consecutive quarters of AFCF, Increased YOY AFCF by 30% and Adj EBITDA by 21% Growing AFCF and Adj EBITDA1 Adding Size and Scale Upgraded portfolio and more than doubled production through accretive acquisitions and non-core divestitures over past 18 months 3 Year Track record of reducing leverage, growing liquidity and improving financial flexibility Enhancing the Balance Sheet Driving down costs, executing a disciplined capital program and maximizing oil production safely & responsibly Pursuing Operational Excellence Key Takeaways of Value Focused Proven Strategy Value Focused Proven Strategy Clear sight to reduce debt and leverage ratio by executing disciplined organic capital program focused on maximizing AFCF Continued growth through balance sheet enhancing accretive acquisitions that help achieve the size and scale necessary to position the Company to return capital to stockholders

2023 Year-End Highlights

Proven Strategy Leads to Superior Results - Comparing Q4'2023 vs Q4'2022

Metric	Q4 2023		Q4 2022
Sales Boe	19,397 Boe/d	Company record	17,856 Boe/d
Sales Bo	13,637 Bo/d	Company record	12,189 Bo/d
Operating Lifting Cost	$10.50 Per Boe		$10.60 Per Boe
Adjusted EBITDA[1]	$65.4 Million	Company record	$56.3 Million
CapEx	$38.8 Million		$42.6 Million
Cash G&A Costs[2]	$3.20 Per Boe		$3.74 Per Boe
Adjusted Free Cash Flow[1]	$16.3 Million	Company record	$5.5 Million
Debt Balance	$425 Million		$415 Million
Leverage Ratio[3]	1.62x Ratio		1.56x Ratio
SEC PD Reserves[4]	88,128 MBoe		90,078 MBoe

1. Adjusted EBITDA, and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures.
2. Cash G&A excluding stock-based compensation on $ per Boe basis.
3. Leverage Ratio is defined in Appendix.
4. "PD" Proved Developed Reserves as of 12/31/2023 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl Gas $2.637 per Mcf.

5 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Expanding Core Areas in NWS & CBP

Acquisition Track Record

- Since 2018, Ring has successfully **grown production by a ~26% CAGR[1]** through 4Q 2023
- Founders Acquisition added accretive near-term cash flows combined with **5+ years of high return drilling inventory** assuming 10 wells drilled per year
- Recent acquisitions have significantly **increased size & scale**, positioning the Company for future transactions
- Ring's **Value Focused Proven Strategy** pursuing accretive, **balance sheet enhancing acquisitions** is a key component of our future growth



6,100
~19,400
New Management as of October 2020
2018A Daily Production (Boe/d)
Wishbone Acquisition
Stronghold Acquisition
Founders Acquisition
Q4 2023 Daily Production (Boe/d)

Year Completed	2019	2022	2023	Total Acquired
Acquired Proved Reserves (MMBoe)[2]	34.3	66.6	9.2	110.1
% Oil	80%	54%	80%	75%[3]
Acquired Net Acreage	~37,000	~37,000	~3,600	~77,600
Acquisition Price[4] ($MM)	$300	$465	$75	$840
Consideration Mix (% Cash / % Stock)	90% / 10%	51% / 49%	100% / 0%	68% / 32%



Ring Acquisitions
Legacy Acreage
Stronghold Acquisition
Wishbone Acquisition
FOG Acquisition
Yoakum
Lea
Gaines
Dawson
Andrews
Martin
Winkler
Ector
Midland
Ward
Crane
Upton
Acreage includes operated and Non-Operated WI

1 CAGR is compounded annualized growth rate.
2 Acquired proved reserves for each of the transactions listed are based on the price forecasts reported as of the time the acquisition was announced.
3 Arithmetic sum, or average, as the case may be, of the three acquisitions.
4 Acquisition price at announcement including stock value at announcement.

6 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. NWS CBP-N Penwell CBP-S 19% 63% 18% Highly Oil Weighted Proved Reserves1 and Inventory 7 SEC YE 2023 Reserves by Category (%) Reserves by PV-102 ($MM) Reserves by Product (%) Locations by Area PD ~88 MMBoe PUD ~42 MMBoe Significant Increase in Proved Reserves and Inventory from Stronghold & Founders Acquisitions Provides Sustainable Future Growth and Capital Allocation Flexibility 32% 68% ~130 MMBoe 23% 77% 1. Reserves as of December 31, 2023 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl Gas $2.637 per Mcf. 2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and project types. 4. Based on FY 2023 production rate. $1,647 $MM PD $1,263 MM PUD $384 MM Oil 82 MMBoe Gas 25 MMBoe NGL 23 MMBoe ~130 MMBoe 19.6 Year Proved Reserve Life4 210+ PUD Locations 240+ PDNP Opportunities 450+3 Total Gross Locations & Opportunities Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. 0.025 0.030 0.035 0.040 2022 2023 $20 $21 $22 $23 $24 $25 $26 $27 $28 $29 $30 2022 2023 Enhancing Value for Stockholders 8 Executing Strategy Improves YOY Production and Operating Cost per Boe Metrics Production/Share Boe/Share 0.034 0.032 Up 6% 1. All-in-Cash operating costs is defined as cash costs including LOE, cash G&A, interest expense, workovers and other operating expenses, production taxes and gathering/transportation costs. 2. Cash G&A excluding stock-based compensation on $ per Boe basis. Cash G&A Expense2 $/Boe $23.46 $24.84 $- $1 $2 $3 $4 $5 2022 2023 Down 30% All-in-Cash Operating Costs1 $/Boe $23.46 $24.84 Down 6% $4.42 $3.08 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2022 2023 Enhancing Value for Stockholders Continued… 9 Executing Strategy Improves Key YOY Cash Flow Metrics Free Cash Flow Yield2% 10% 16% $160 $165 $170 $175 $180 $185 $190 $195 $200 2022 2023 ACFFO1 $MM $197 $173 0% 25% 50% 75% 3Q22 YTD 3Q23 YTD Adjusted EBITDA Margin1 57% 65% Up 16% % 2022 2023 Up 14% Up 58% 1. Adjusted Free Cash Flow and Adjusted EBITDA margin are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. Free Cash Flow Yield is (Adjusted Free Cash Flow divided by market cap for the period) with market cap calculated by multiplying weighted average diluted share count by year-end share price for the period. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. $ 7 .0 4 $ 9 .8 9 $ 1 0 .0 2 $ 1 6 .0 9 $ 1 7 .6 4 $ 1 7 .6 4 $ 1 8 .8 3 $ 2 6 .1 7 $ 3 0 .4 5 $ 3 4 .8 8 $37.72 $43.33 $41.03 $29.30 $72.25 $43.33 $42.86 $43.82 $54.07 $55.20 $0 $10 $20 $30 $40 $50 $60 $70 $80 Peer 1 Peer2 Peer 3 Peer 4 Peer 5 Median Peer 6 Peer 7 REI Peer 8 $ /B O E Cash Operating Margin Realized Pricing Strong Cash Operating Margins vs. Peers1,2 10 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Operational Excellence and Cost Control Drive Profitability YTD Q3 2023 Cash Operating Margin and Realized Pricing Top Quartile Cash Operating Margin • High oil weighting of ~70% (85% mix of oil + liquids) contributes to high realized pricing per Boe • Low cash operating costs and maintaining cost discipline drive margin expansion • Generating over $30 per Boe in margin YTD Q3 2023 demonstrates strength of long-life asset base • Strong cash operating margins allow the Company to withstand volatile commodity price swings • Robust margins lead to increased cash flow, debt reduction and stronger returns “ Improving operational margins leads to higher returns...pursuing strategic acquisitions of high margin assets leads to sustainable higher returns “ - Paul McKinney 1. Peers include: Amplify Energy, Battalion, Berry Corporation, Crescent Energy, Riley Permian, SilverBow Resources, Vital Energy and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 11/29/23. 3. Cash Operating Margins are defined as revenues (excluding hedges) less LOE, cash G&A, interest expense, workovers and other operating expenses, production taxes and gathering/transportation costs. 3

Ring Energy, Inc. Enhancing Value for Stockholders 11 Track Record of Improving Corporate Returns $39.16 $68.13 $94.90 $77.58 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 0% 5% 10% 15% 20% 25% 30% 2020 2021 2022 2023 Cash Return on Capital Employed1 (CROCE) % AVG WTI Pricing $/Bbl 17.2% 20.7% Strong CROCE % • Disciplined and successful capital program driving returns • Generating solid returns by benefitting from a shallower decline production base and strong sustained oil pricing • High quality asset base and inventory together with operating proficiency led to a capital efficient program • Multiple asset core areas in NWS & CBP with existing infrastructure along with diverse inventory of high return, low cost D&C horizontals and verticals provide flexibility to react to volatile market conditions Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI 1. The Company defines “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. 11.6% 9.3% 2020 – 2022 CROCE Avg of 13.9% Up 24% vs 2020-’22 AVG

Ring Energy, Inc. Compelling Value Proposition 1,2 12 -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0.0x 0.2x 0.4x 0.6x 0.8x 1.0x 1.2x 1.4x 1.6x % O il EV /P V -1 0 EV/2023E Adjusted EBITDA3EV/PV-103 YE23 1P Reserves & % Oil 2023E Adjusted FCF3,4 Yield Ring Currently Trades at a Discount to Peers, Despite a Track Record of Success Including Strong Returns, Significant Cash Flow, Improved Balance Sheet and Meaningful Growth 1. Peers include: Berry Corporation, Crescent Energy, HighPeak Energy, Permian Resources, Riley Permian, SilverBow Resources, Vital Energy and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 3/6/24. 3. Adjusted EBITDA, Adjusted FCF and PV-10 are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 4. Adjusted free cash flow yield is defined as adjusted free cash flow divided by market cap for the period with market cap calculated by multiplying weighted average diluted share count by year-end share price. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. 18,119 18,500 17,000 18,000 19,000 12,548 12,950 12,000 13,000 14,000 16% 11% 21% 30% 0% 10% 20% 30% 40% 50% $0 $20 $40 $60 $80 $100 A F C F Y ie ld % A F C F $ M M Positioned for Success in 2024 & Beyond 13 1. Estimated Adjusted FCF is based on internal management financial model and assumes mid point of guidance for Net Sales production and capex with applicable oil price, 3/4/2024 gas HH strip price (Feb-Dec 2024 Avg $2.51 per Mcf) and NGL realization of 22% of WTI oil price. 2. Estimated AFCF yield is based on assumptions above and Ring’s stock price and market capitalization as 3/4/2024. Pursue Operational Excellence with an Emphasis on Oil Production Growth Net Sales Oil 12,700 to 13,100 Bo/d Mid-point 12,900 Bo/d Total 18,000 to19,000 Boe/d Mid-point 18,500 Boe/d Sales Boe/dOil Sales Bo/d 2023 2024E Up ~3% Up ~2% Disciplined Capital Investment Capex $135 to $175 Million Mid-point $155 Million Capital Projects: 18-24 Horizontal & 20-30 Vertical wells Focus on Maximizing FCF Adjusted Free Cash Flow1 (Expected continued growth) $152 $155 $135 $145 $155 $165 $175 2023 2024E Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI $90 WTI 2024E $80 WTI$70 WTI 2023 2024E 2023 Current 2024 Outlook

Ring Energy, Inc. Compelling Value Proposition1,2 14 -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 5.0x EV/2024E Adjusted EBITDA3 2024E Adjusted FCF3,4 Yield Ring Currently Trades at a Discount to Peers, Despite Superior 2024 Consensus Estimates 1. Peers include: Berry Corporation, Crescent Energy, HighPeak Energy, Permian Resources, Riley Permian, SilverBow Resources, Vital Energy and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 3/6/24 with 2024 avg WTI pricing of $77 per Bbl of oil. 3. Adjusted EBITDA and Adjusted FCF are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 4. Free cash flow yield is defined as adjusted free cash flow divided by market cap for the period with market cap calculated by multiplying weighted average diluted share count by year-end share price. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. Value Proposition 15 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI 2024 and Beyond Trading at a discount yet delivering competitive returns Target getting leverage below 1.0x and position Ring to return capital to stockholders Despite volatile energy markets, Ring has generated positive FCF for 17 quarters straight Strong Cash Operating margins help deliver superior results & helps manage risk in market downturns Disciplined capital program focused on slightly increasing oil production, and maximizing FCF generation leads to further debt reduction Pursuing accretive, balance sheet enhancing acquisitions to increase scale, lower break-even costs, build inventory and accelerate ability to pay down debt

Ring Energy, Inc. Committed to ESG 16 Critical to Sustainable Success 2023 Sustainability Report Progressing our ESG Journey A Target Zero Day is a Day that Results in: Zero Company or Contractor OSHA Recordable Injury, and Zero Agency Reportable Spill or Release as Defined by TRRC, EPA, TCEQ, etc., and Zero Preventable Vehicle Incidents, and Zero Unintentional Natural Gas Releases Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI • Created ESG Task Force in 2021 to monitor Company’s adherence to ESG standards and formally communicate to CEO and the Board on ongoing basis. • Established Target Zero 365 (TZ-365) Safety & Environmental Initiative in 2021 to further build culture for employees to work safely, openly communicate incidents, near misses, and strive for continuous improvement. – Designed to protect workforce, environment, communities and financial sustainability. – Focused on Safety-first environment and achieving high percentage of Target Zero Days. • 2024 Capital Program includes Fugitive Emission Reduction plans with: – Installation of Vapor Recovery Units. – Installation of Air Compression Equipment to operate Pneumatic Actuators. – Establishing Leak Detection and Repair program. • Refreshed all charters, guidelines and bylaws. • Increased charitable giving and employee outreach within the communities in which we live and work. Download Report PDF

www.ringenergy.com FINANCIAL OVERVIEW 17

Q1 & FY 2024 Guidance

Grow Oil Production, Generate FCF, Pay Down Debt

Sales Volumes	Q1 2024	FY 2024
Total (Bo/d)	12,420 - 12,765	12,600 - 13,300
Mid Point (Bo/d)	12,593	12,950
Total (Boe/d)	18,000 - 18,500	18,000 - 19,000
- Oil (%)	69%	70%
- NGLs (%)	15%	15%
- Gas (%)	16%	15%
Capital Program		
Capital spending[1] (millions)	$37 - $42	$135 - $175
Mid Point (millions)	$39.5	$155
- New Hz wells drilled	4 - 5	18 - 24
- New Vertical wells drilled	4 - 6	20 - 30
- Wells completed and online	8 - 10	38 - 54
Operating Expenses		
LOE (per Boe)	$10.75 - $11.25	$10.50 - $11.50

FY 2024 CAPEX Allocation


3%
24%
73%
$155 million
Mid Point
D,C&E
Recomp/Cap Workovers
Land/Non-op/Other

1. In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, and infrastructure upgrades. Also included is anticipated spending for leasing acreage, and non-operated drilling, completion, and capital workovers.

18 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. 1.56x2 Q4 2022 1.65x2 Q1 2023 1.64x2 Q2 2023 1.69x2 Q3 2023 Historical Metrics 19 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Quarterly Analysis of AFCF1 Leverage Ratio (LTM)2 Disciplined and Efficient Capital Spending Focused on Sustainably Generating AFCF Enhances Our Unrelenting Goal to Strengthen the Balance Sheet 1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. See Appendix for reconciliation. The Q3 2023 Leverage Ratio of 1.69x included $11.9 million deferred cash payment paid in December 2023 for the Founders Acquisition. Excluding the deferred payment in the calculation results in a Leverage Ratio of 1.64x. 3. Interest Expense included in table excludes deferred financing costs amortization. $56.3 $58.6 $53.5 $58.6 $65.4 -$42.6 -$38.9 -$31.6 -$42.4 -$38.8 -$8.2 -$9.2 -$9.3 -$10.0 -$10.3 $5.5 $10.5 $12.6 $6.1 $16.3 -$50 -$40 -$30 -$20 -$10 $0 $10 $20 $30 $40 $50 $60 $70 $80 A d j. E B IT D A / C a p E x / In t E x p Adj EBITDA $MM CapEx $MM Net Interest Exp $MM Adj. Free Cash Flow $MM 1.62x2 Q4 2023 3

Ring Energy, Inc. Reducing Debt & Increasing Liquidity 20 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Disciplined Capital Spending & Sustainably Generating AFCF Adjusted Debt Paydown1,2 ($ Million) Liquidity3 ($ Million) 1. Paydown of $17 million is net of the $182 million that was borrowed to fund the Stronghold acquisition. 2. Paydown of $19 million is net of the $50 million that was borrowed to fund the Founders acquisition. 3. Liquidity is defined as cash and cash equivalents plus available borrowings under Ring’s credit agreement. $8 $5 $6 $5 $10 $10 $17 $20 -$7 $25 $19 $3 -$10 -$5 $0 $5 $10 $15 $20 $25 $30 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Stronghold Acquisition1 Stronghold Acquisition final deferred payment $46 $51 $56 $62 $71 $82 $165 $188 $179 $204 $171 $175 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Stronghold Acquisition Founders Acquisition2 Founders Acquisition Founders Acquisition final deferred payment

www.ringenergy.com ASSET OVERVIEW

Ring Energy, Inc. Assets Overview 22 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Core Assets in NWS & CBP 1. Reserves as of 12/31/23 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl and Gas $2.64 per Mcf, PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. Q4 2023 Net Production (MBoe/d) ~19.4 NWS (76% oil) CBP (66% oil) ~8.0 ~11.4 LOE ($ per Boe) $10.50 Capex ($MM) $38.8 YE23 PD Reserves1 PV10 ($MM) $1,263 YE23 PD Reserves1 (MMBoe) 88 YE23 PUD Reserves1 PV10 ($MM) $384 YE23 PUD Reserves1 (MMBoe) 42 Northern CBP Southern CBPIncludes operated & Non-operated

Ring Energy, Inc. Assets Overview 23 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Historical Quarterly Net Sales Production1 1. Source is factset quarterly financials. Q3 Stronghold AQ – moved to 3 stream 6,779 7,719 7,166 7,774 7,514 8,016 10,139 12,189 12,660 11,861 12,028 1,181 991 1,078 1,380 1,356 1,325 1,726 3,044 2,966 2,853 2,839 1,414 2,623 2,667 2,557 2,643 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 N e t O il S a le s B o p d + G a s S a le s B o e p d + N G L S a le s B o e p d Company Oil Bopd Company Gas Boepd Company NGL Boepd 2021 “phased drilling” Total 13 Hz 2022 “continuous drilling” Total 27 Hz & 7 Vert. Company Record Production 19,397 DLWR Sale & pullback in capex spend in anticipation of Founders AQ Founders AQ Closed 8/15 & New Mexico Sale 1H 2023 “phased drilling” 8 Hz & 5 Vert. 2H 2023 “continuous drilling” 12 Hz & 6 Vert. 2,837 13,637 2,922 Capital allocation and drilling programs designed to maximize free cashflow generation Gaines Co Sale Oil Bopd Gas Boepd NGL Boepd

Ring Energy, Inc. Assets Overview 24 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI New Drill Inventory Performance Consistent HZ Well Performance San Andres Horizontal Play 1 Consistent Vertical Well Performance CBP Vertical Multi-Stacked Play 2 Expected Capex Range 2024 73% Oil 86-91% Oil 65-70% Oil 72-76% Oil Expected Capex Range 2024 1. San Andres Horizontal includes the average well performance for the peak 90 days (gross BOE) for development wells in both the CBP & NWS area each year included 2021-2022 (37) and 2023 (9). Excludes delineation step out wells. 2. CBP Vertical Multi Stacked Pay Horizontal includes the average well performance for the first 90 days (gross BOE) for development wells in Southern CBP 2021-2022 (30) and 2023 (11). Excludes delineation step out wells.

Assets Overview

Capitalizing on High-Return Drilling and Recompletion Locations

Select Recent New Drill Vertical Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	WI (%)
2022	CBP	PJ Lea	Lea, P J Etal #3902M[1,2]	273	88%	100%
2022	CBP	PJ Lea	Lea, P J Etal #3903M[1,2]	257	94%	100%
2022	CBP	McKnight	McKnight, M B #0201G[1,2]	166	65%	100%
2022	CBP	McKnight	McKnight, M B #0202G[1,2]	129	66%	100%
2022	CBP	CBPS	UL 35 1401S[1,2]	151	71%	100%
2023	CBP	PJ Lea	PJ Lea #3907M[1,2]	186	75%	100%
2023	CBP	PJ Lea	PJ Lea #4603M[1,2]	105	77%	100%
2023	CBP	PJ Lea	PJ Lea #4701M[1,2]	211	80%	100%
2023	CBP	PJ Lea	PJ Lea #4006M[1,2]	239	77%	100%
2023	CBP	PJ Lea	PJ Lea #4007M[1,2]	276	82%	100%
2023	CBP	PJ Lea	PJ Lea #3910M[1,2]	214	73%	100%

Select Recent Recompletion Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	WI (%)
2022	CBP	McKnight	McKnight, M B #213[1,2]	142	65%	100%
2022	CBP	McKnight	McKnight, M B #157[1,2]	84	91%	100%
2022	CBP	McKnight	McKnight, M B #201[1,2]	132	65%	100%
2022	CBP	McKnight	McKnight, M B #232[1,2]	99	76%	100%
2022	CBP	McKnight	McKnight, M B #0101S[1,2]	74	59%	100%
2023	CBP	McKnight	McKnight, M B #111[1,2]	93	52%	100%
2023	CBP	McKnight	McKnight, M B #156[1,2]	84	62%	100%



Basin
Northwest Shelf
Delaware
CBP
Midland
YOAKUM
TERRY
GAINES
ANDREWS
LOVING
WINKLER
ECTOR
WARD
UPTON
CRANE
Ring Acreage
Includes operated & NonOP

Select Recent New Drill Horizontal Well Results – Northwest Shelf

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2022	NWS	Platang	Boomer 727 #3H[2]	350	96%	5058	100%
2022	NWS	Platang	Bucky 711 C #3H[2]	336	92%	5038	91%
2022	NWS	Platang	Wishbone Farms 710 #6H[2]	369	93%	4277	75%
2022	NWS	Platang	Razorback 663 #1H[2]	518	90%	5058	87%
2022	NWS	Platang	Sooner 662 C #2H[2]	592	93%	4860	100%
2022	NWS	Sable	Horned Frog 400 C #2XH[2]	263	84%	7499	99%
2023	NWS	Platang	Cowboy Joe 708 4XH[2]	505	84%	7041	95%
2023	NWS	Platang	Longhorn 708 3XH[2]	432	80%	7735	75%
2023	NWS	Platang	Boomer 727 B 2XH[2]	288	76%	7628	75%
2023	NWS	Platang	Longhorn 708 15XH[2]	459	81%	7735	75%
2023	NWS	Platang	Reveille 644 B #2H[2]	304	88%	5053	100%
2023	NWS	Platang	Wishbone Farms 710 #4H[2]	451	86%	4463	75%
2023	NWS	Sable	Freddy Falcon 360 3H[2]	232	93%	4882	90%

Select Recent New Drill Horizontal Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2022	CBP	UL Lands	University Block 14 Cons. #2001XH	527	95%	7562	100%
2022	CBP	UL Lands	University Block 14 Cons. #2503XH	250	95%	7386	100%
2022	CBP	UL Lands	University Block 14 Cons. #2006XH	327	95%	7702	100%
2022	CBP	UL Lands	University Block 14 Cons. #1903H	576	95%	5050	100%
2023	CBP	UL Lands	Zena WP 2XH[2]	228	88%	7730	100%
2023	CBP	UL Lands	University Block 14 Cons. #2501XH[2]	279	87%	7387	100%
2023	CBP	UL Lands	Hebe 1H[2]	247	97%	5062	100%
2023	CBP	UL Lands	University Block 14 Cons 2506XH[2]	277	86%	3665	100%

1. Vertical completion no lateral length noted.
2. Initial Peak IP 60 (Boepd) based on best rolling 60-day average.
3. Initial Peak IP 30 (Boepd) based on best continuous rolling 30-day average, due to lack of 60 day production data.

25 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. Assets Overview 26 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Central Basin Platform 1 Other CBP includes the average well performance of 2022 vertical new wells drilled in Ector and Crane Counties not operated by Ring or Founders (“FOG”). The source for the Other CBP performance information was the Texas Railroad Commission. REI performance includes the average well performance of 2022 vertical new wells drilled in McKnight and PJ Lea fields and includes previously drilled Stronghold vertical wells. FOG performance includes the average well performance of 2022 vertical new wells drilled in Ector County. The source for the performance information for REI and FOG wells is Ring Energy, Inc. High Quality Inventory • Inventory of 50+ low risk, high rate-of-return drilling locations lowers Ring’s break-even costs • Recent Founders’ vertical wells demonstrate superior initial performance to other recently drilled vertical wells in Ector and northern Crane counties • High oil cuts of the Founders’ assets and inventory improve Ring’s 2024 guidance commodity mix to ~70% Oil 40 acre spacing 20 acre spacing 50+ Gross Locations Increased High Quality Inventory Inventory Breakdown Attractive Assets & Production 2022 CBP Vertical Production1 64% Oil 64-82% Oil >90% Oil 0 5,000 10,000 15,000 20,000 25,000 Other CBP REI FOG G ro ss C u m 1 8 0 -D ay /W el l A vg ., Tw o -S tr ea m B O E D&C Capex: $1.3 – 1.6MM $1.85 - 2.1MM Locations include 1P, 2P & 3P Penwell Area (Founders) Inventory of High-Return Locations Compete for Capital in 2024

San Andres Reservoir

Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$30-35/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl
  - San Andres accounts for ~40%
- Low D&C costs[1] $3.0 - $4.4 MM per well
- Vertical depth of ~5,000′
- Typical oil column of 200′ - 300′
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range is for both 1.0 & 1.5 mile laterals and includes inflation adjustments.
2. Break-even costs is for core inventory in NWS & CBP asset areas. The range in break-even depends on lateral length, asset area and inflation adjustments.

27 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

www.ringenergy.com APPENDIX

Financial Overview

Derivative Summary as of December 31, 2023

	Oil Hedges (WTI)							
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Swaps:								
Hedged volume (Bbl)	170,625	156,975	282,900	368,000	—	—	184,000	—
Weighted average swap price	$ 67.40	$ 66.40	$ 65.49	$ 68.43	$ —	$ —	$ 73.35	$ —
Deferred premium puts:								
Hedged volume (Bbl)	45,500	45,500	—	—	—	—	—	—
Weighted average strike price	$ 84.70	$ 82.80	$ —	$ —	$ —	$ —	$ —	$ —
Weighted average deferred premium price	$ 17.15	$ 17.49	$ —	$ —	$ —	$ —	$ —	$ —
Two-way collars:								
Hedged volume (Bbl)	371,453	334,947	230,000	128,800	474,750	464,100	225,400	404,800
Weighted average put price	$ 64.27	$ 64.32	$ 64.00	$ 60.00	$ 57.06	$ 60.00	$ 65.00	$ 60.00
Weighted average call price	$ 79.92	$ 79.16	$ 76.50	$ 73.24	$ 75.82	$ 69.85	$ 78.91	$ 75.68

	Oil Hedges (basis differential)							
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Argus basis swaps:								
Hedged volume (Bbl)	240,000	364,000	368,000	368,000	270,000	273,000	276,000	276,000
Weighted average spread price [1]	$ 1.15	$ 1.15	$ 1.15	$ 1.15	$ 1.00	$ 1.00	$ 1.00	$ 1.00

	Gas Hedges (Henry Hub)							
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
NYMEX Swaps:								
Hedged volume (MMBtu)	101,615	138,053	121,587	644,946	616,199	591,725	285,200	—
Weighted average swap price	$ 3.62	$ 3.61	$ 3.59	$ 4.45	$ 3.78	$ 3.43	$ 3.73	$ —
Two-way collars:								
Hedged volume (MMBtu)	417,000	605,150	584,200	27,600	27,000	27,300	308,200	598,000
Weighted average put price	$ 3.94	$ 3.94	$ 3.94	$ 3.00	$ 3.00	$ 3.00	$ 3.00	$ 3.00
Weighted average call price	$ 6.15	$ 6.16	$ 6.17	$ 4.15	$ 4.15	$ 4.15	$ 4.75	$ 4.15

1. The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

29 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Income Statement and Operational Stats

Income Statement

	(Unaudited) Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 99,942,718	$ 93,681,798	$ 99,697,682	$ 361,056,001	$ 347,249,537
Costs and Operating Expenses					
Lease operating expenses	18,732,082	18,015,348	17,411,645	70,158,227	47,695,351
Gathering, transportation and processing costs	464,558	(4,530)	(16,223)	457,573	1,830,024
Ad valorem taxes	1,637,722	1,779,163	1,570,039	6,757,841	4,670,617
Oil and natural gas production taxes	4,961,768	4,753,289	5,186,644	18,135,336	17,125,982
Depreciation, depletion and amortization	24,556,654	21,989,034	20,885,774	88,610,291	55,740,767
Asset retirement obligation accretion	351,786	354,175	365,747	1,425,686	983,432
Operating lease expense	175,090	138,220	113,138	541,801	363,908
General and administrative expense (including share-based compensation)	8,164,799	7,083,574	8,346,896	29,188,755	27,095,323
Total Costs and Operating Expenses	59,044,459	54,108,273	53,863,660	215,275,510	155,505,404
Income (Loss) from Operations	40,898,259	39,573,525	45,834,022	145,780,491	191,744,133
Other Income (Expense)					
Interest income	96,984	80,426	—	257,155	4
Interest (expense)	(11,603,892)	(11,381,754)	(9,468,684)	(43,926,732)	(23,167,729)
Gain (loss) on derivative contracts	29,250,352	(39,222,755)	(19,330,689)	2,767,162	(21,532,659)
Gain (loss) on disposal of assets	44,981	—	—	(87,128)	—
Other income	72,725	—	—	198,935	—
Net Other Income (Expense)	17,861,150	(50,524,083)	(28,799,373)	(40,790,608)	(44,700,384)
Income (Loss) Before Provision for Income Taxes	58,759,409	(10,950,558)	17,034,649	104,989,883	147,043,749
Benefit from (Provision for) Income Taxes	(7,862,930)	3,411,336	(2,541,980)	(125,242)	(8,408,724)
Net Income (Loss)	$ 50,896,479	$ (7,539,222)	$ 14,492,669	$ 104,864,641	$ 138,635,025
Basic Earnings (Loss) per share	$ 0.26	$ (0.04)	$ 0.09	$ 0.55	$ 1.14
Diluted Earnings (Loss) per share	$ 0.26	$ (0.04)	$ 0.08	$ 0.54	$ 0.98
Basic Weighted-Average Shares Outstanding	195,687,725	195,361,476	162,743,445	190,589,143	121,264,175
Diluted Weighted-Average Shares Outstanding	197,848,812	195,361,476	178,736,799	195,364,850	141,754,668

Operational Stats

	Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales volumes:					
Oil (Bbls)	1,254,619	1,106,531	1,121,371	4,579,942	3,459,840
Natural gas (Mcf)(1)	1,613,102	1,567,104	1,680,401	6,339,158	4,088,642
Natural gas liquids (Bbls)(1)	261,020	243,142	241,277	976,852	371,329
Total oil, natural gas and natural gas liquids (Boe)(2)	1,784,490	1,610,857	1,642,715	6,613,321	4,512,610
% Oil	70 %	69 %	68 %	69 %	77 %
% Natural gas	15 %	16 %	17 %	16 %	15 %
% Natural gas liquids	15 %	15 %	15 %	15 %	8 %
Average daily sales volumes:					
Oil (Bbls/d)	13,637	12,028	12,189	12,548	9,479
Natural gas (Mcf/d)(1)	17,534	17,034	18,265	17,368	11,202
Natural gas liquids (Bbls/d)(1)	2,837	2,643	2,623	2,676	1,017
Average daily equivalent sales (Boe/d)	19,397	17,509	17,856	18,119	12,364
Average realized sales prices:					
Oil ($/Bbl)	77.33	81.69	81.62	76.21	92.80
Natural gas ($/Mcf)(1)	-0.12	0.36	2.39	0.05	4.57
Natural gas liquids ($/Bbls)(1)	11.92	11.22	17.21	11.95	20.18
Barrel of oil equivalent ($/Boe)	56.01	58.16	60.69	54.60	76.95
Average costs and expenses per Boe ($/Boe):					
Lease operating expenses	10.50	11.18	10.60	10.61	10.57
Gathering, transportation and processing costs	0.26	0.00	-0.01	0.07	0.41
Ad valorem taxes	0.92	1.10	0.96	1.02	1.04
Oil and natural gas production taxes	2.78	2.95	3.16	2.74	3.80
Depreciation, depletion and amortization	13.76	13.65	12.71	13.40	12.35
Asset retirement obligation accretion	0.20	0.22	0.22	0.22	0.22
Operating lease expense	0.10	0.09	0.07	0.08	0.08
G&A (including share-based compensation)	4.58	4.40	5.08	4.41	6.00
G&A (excluding share-based compensation)	3.20	3.05	3.74	3.08	4.42
G&A (excluding share-based compensation and transaction costs)	3.00	3.15	3.14	3.01	3.94

1. Beginning July 1, 2022, revenues were reported on a three-stream basis, separately reporting crude oil, natural gas, and natural gas liquids volumes and sales. For periods prior to July 1, 2022, volumes and sales for natural gas liquids were presented with natural gas.
2. Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

30 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Balance Sheet and Cash Flow Statement

RING ENERGY

Balance Sheet

As of December 31,	2023	2022
ASSETS		
Current Assets		
Cash and cash equivalents	$ 296,384	$ 3,712,526
Accounts receivable	38,965,002	42,448,719
Joint interest billing receivables, net	2,422,274	983,802
Derivative assets	6,215,374	4,669,162
Inventory	6,136,935	9,250,717
Prepaid expenses and other assets	1,874,850	2,101,538
Total Current Assets	55,910,819	63,166,464
Properties and Equipment		
Oil and natural gas properties, full cost method	1,663,548,249	1,463,838,595
Financing lease asset subject to depreciation	3,896,316	3,019,476
Fixed assets subject to depreciation	3,228,793	3,147,125
Total Properties and Equipment	1,670,673,358	1,470,005,196
Accumulated depreciation, depletion and amortization	(377,252,572)	(289,935,259)
Net Properties and Equipment	1,293,420,786	1,180,069,937
Operating lease asset	2,499,592	1,735,013
Derivative assets	11,634,714	6,129,410
Deferred financing costs	13,030,481	17,898,973
Total Assets	$ 1,376,496,392	$ 1,268,999,797
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 104,064,124	$ 111,398,268
Financing lease liability	956,254	709,653
Operating lease liability	568,176	398,362
Derivative liabilities	7,520,336	13,345,619
Notes payable	533,734	499,880
Deferred cash payment	—	14,807,276
Asset retirement obligations	165,642	635,843
Total Current Liabilities	113,808,266	141,794,901
Non-current Liabilities		
Deferred income taxes	8,552,045	8,499,016
Revolving line of credit	425,000,000	415,000,000
Financing lease liability, less current portion	906,330	1,052,479
Operating lease liability, less current portion	2,054,041	1,473,897
Derivative liabilities	11,510,368	10,485,650
Asset retirement obligations	28,082,442	29,590,463
Total Liabilities	589,913,492	607,896,406
Commitments and contingencies		
Stockholders' Equity		
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 196,837,001 shares and 175,530,212 shares issued and outstanding, respectively	196,837	175,530
Additional paid-in capital	795,834,675	775,241,114
Accumulated deficit	(9,448,612)	(114,313,253)
Total Stockholders' Equity	786,582,900	661,103,391
Total Liabilities and Stockholders' Equity	$ 1,376,496,392	$ 1,268,999,797

Cash Flow (Unaudited)

	(Unaudited) Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash Flows From Operating Activities					
Net income (loss)	$ 50,896,479	$ (7,539,222)	$ 14,492,669	$ 104,864,641	$ 138,635,025
Adjustments to reconcile net income (loss) to net cash provided by operating activities:					
Depreciation, depletion and amortization	24,556,654	21,989,034	20,885,774	88,610,291	55,740,767
Asset retirement obligation accretion	351,786	354,175	365,747	1,425,686	983,432
Amortization of deferred financing costs	1,221,479	1,258,466	1,222,400	4,920,714	2,706,021
Share-based compensation	2,458,682	2,170,735	2,198,043	8,833,425	7,162,231
Bad debt expense	92,142	19,656	242,247	134,007	242,247
Deferred income tax expense (benefit)	7,735,437	(3,585,002)	2,890,984	(425,275)	8,720,992
Excess tax expense (benefit) related to share-based compensation	319,541	7,886	(312,268)	478,304	(312,268)
(Gain) loss on derivative contracts	(29,250,352)	39,222,755	19,330,689	(2,767,162)	21,532,659
Cash received (paid) for derivative settlements, net	(3,255,192)	(5,350,798)	(13,932,072)	(9,084,920)	(62,525,954)
Changes in operating assets and liabilities:					
Accounts receivable	6,825,601	(14,419,854)	4,086,757	1,154,085	(17,214,150)
Inventory	(588,100)	1,778,460	(5,597,845)	3,113,782	(5,597,845)
Prepaid expenses and other assets	158,163	1,028,203	1,145,031	226,688	(1,163,509)
Accounts payable	(4,952,335)	18,562,202	16,816,386	(1,451,422)	50,808,461
Settlement of asset retirement obligation	(836,778)	(105,721)	(193,036)	(1,862,385)	(2,741,380)
Net Cash Provided by Operating Activities	55,733,207	55,390,975	63,641,506	198,170,459	196,976,729
Cash Flows From Investing Activities					
Payments for the Stronghold Acquisition	—	—	5,535,839	(18,511,170)	(177,823,787)
Payments for the Founders Acquisition	(12,324,388)	(49,902,757)	—	(62,227,145)	—
Payments to purchase oil and natural gas properties	(557,323)	(726,519)	(352,012)	(2,162,585)	(1,563,703)
Payments to develop oil and natural gas properties	(39,563,282)	(40,444,810)	(45,556,105)	(152,559,314)	(129,332,155)
Payments to acquire or improve fixed assets subject to depreciation	(282,519)	(183,904)	(161,347)	(492,317)	(319,945)
Sale of fixed assets subject to depreciation	(1)	—	—	332,229	134,600
Proceeds from divestiture of oil and natural gas properties	1,500,000	—	(1,366)	1,554,558	23,700
Proceeds from sale of Delaware properties	(7,993)	(384,225)	—	7,600,699	—
Proceeds from sale of New Mexico properties	(420,745)	4,312,502	—	3,891,757	—
Net Cash Used in Investing Activities	(51,656,251)	(87,329,713)	(40,534,991)	(222,573,288)	(308,881,290)
Cash Flows From Financing Activities					
Proceeds from revolving line of credit	46,000,000	94,500,000	44,000,000	225,000,000	636,000,000
Payments on revolving line of credit	(49,000,000)	(63,500,000)	(64,000,000)	(215,000,000)	(511,000,000)
Proceeds from issuance of common stock from warrant exercises	—	—	640,000	12,301,596	8,203,126
Payments for taxes withheld on vested restricted shares, net	(225,788)	(18,302)	(256,715)	(520,153)	(521,199)
Proceeds from notes payable	72,442	—	78,051	1,637,513	1,323,354
Payments on notes payable	(488,776)	(462,606)	(455,802)	(1,603,659)	(1,409,884)
Payment of deferred financing costs	(52,222)	—	(129,026)	(52,222)	(18,891,528)
Reduction of financing lease liabilities	(224,809)	(191,748)	(161,064)	(776,388)	(495,098)
Net Cash Provided by (Used in) Financing Activities	(3,919,153)	30,327,344	(20,284,556)	20,986,687	113,208,771
Net Increase (Decrease) in Cash	157,803	(1,611,394)	2,821,959	(3,416,142)	1,304,210
Cash at Beginning of Period	138,581	1,749,975	890,567	3,712,526	2,408,316
Cash at End of Period	$ 296,384	$ 138,581	$ 3,712,526	$ 296,384	$ 3,712,526

31 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, per the Statements of Cash Flows, less the changes in operating assets and liabilities, including accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligation, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector. “Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’, (a) for the fiscal quarter ended September 30, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for such fiscal quarter by four, (b) for the fiscal quarter ended December 31, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the two fiscal quarter period ended on December 31, 2022 by two, (c) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter period ended on March 31, 2023 by four-thirds, and (d) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date. The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility and it means for any period an amount equal to the sum of (i) consolidated net income for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income for such period; provided that, for purposes of calculating compliance with the financial covenants set forth in our senior revolving credit facility, to the extent that during such period we shall have consummated an acquisition permitted by the senior revolving credit facility or any sale, transfer or other disposition of any person, business, property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to such person, business, property or assets so acquired or disposed of. Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. PV-10 is a financial measure not prepared in accordance with GAAP that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of the Company’s oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to its estimated proved reserves independent of its income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to its reserves. Management believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. The Company defines “Return on Capital Employed” or “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs including lease operating expenses, G&A costs excluding share-based compensation (“cash G&A”), interest expense, workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company. Non-GAAP Disclosure 32 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI Certain financial information included in this Presentation are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Leverage Ratio” and “All-in Cash Operating Costs.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. “Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and related transaction costs. Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers. The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our statements of cash flows); plus transaction costs for executed acquisitions and divestitures; current tax expense (benefit); proceeds from divestitures of equipment for oil and natural gas properties; loss (gain) on disposal of assets; and less capital expenditures; bad debt expense; and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow. The table below provides detail of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2023. ($ in 000’s) Present value of estimated future net revenues (PV-10) $ 1,647,031 Future income taxes, discounted at 10% 247,846 Standardized measure of discounted future net cash flows $ 1,399,185

Non-GAAP Reconciliations

Adjusted Net Income

(Unaudited for All Periods)

	Three Months Ended						Twelve Months Ended			
	December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023		December 31, 2022	
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$ 50,896,479	$ 0.26	$ (7,539,222)	$ (0.04)	$ 14,492,669	$ 0.08	$104,864,641	$ 0.54	$138,635,025	$ 0.98
Share-based compensation	2,458,682	0.01	2,170,735	0.01	2,198,043	0.01	8,833,425	0.05	7,162,231	0.05
Unrealized loss (gain) on change in fair value of derivatives	(32,505,544)	(0.16)	33,871,957	0.17	5,398,617	0.03	(11,852,082)	(0.07)	(40,993,295)	(0.29)
Transaction costs - executed A&D	354,616	—	(157,641)	—	993,027	0.01	417,166	—	2,135,990	0.02
Tax impact on adjusted items	(35,631)	—	(2,059,802)	(0.01)	(1,281,788)	(0.01)	(1,788,248)	(0.01)	536,088	—
Adjusted Net Income	$ 21,168,602	$ 0.11	$ 26,286,027	$ 0.13	$ 21,800,568	$ 0.12	$100,474,902	$ 0.51	$107,476,039	$ 0.76
Diluted Weighted-Average Shares Outstanding	197,848,812		195,361,476		178,736,799		195,364,850		141,754,668	
Adjusted Net Income per Diluted Share	$ 0.11		$ 0.13		$ 0.12		$ 0.51		$ 0.76	

Adjusted EBITDA

(Unaudited for All Periods)

	Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss)	$ 50,896,479	$ (7,539,222)	$ 14,492,669	$ 104,864,641	$ 138,635,025
Interest expense, net	11,506,908	11,301,328	9,468,684	43,669,577	23,167,729
Unrealized loss (gain) on change in fair value of derivatives	(32,505,544)	33,871,957	5,398,617	(11,852,082)	(40,993,295)
Income tax (benefit) expense	7,862,930	(3,411,336)	2,541,980	125,242	8,408,724
Depreciation, depletion and amortization	24,556,654	21,989,034	20,885,774	88,610,291	55,740,767
Asset retirement obligation accretion	351,786	354,175	365,747	1,425,686	983,432
Transaction costs - executed A&D	354,616	(157,641)	993,027	417,166	2,135,990
Share-based compensation	2,458,682	2,170,735	2,198,043	8,833,425	7,162,231
Loss (gain) on disposal of assets	(44,981)	—	—	87,128	—
Other income	(72,725)	—	—	(198,935)	—
Adjusted EBITDA	$ 65,364,805	$ 58,579,030	$ 56,344,541	$ 235,982,139	$ 195,240,603
Adjusted EBITDA Margin[1]	65 %	63 %	57 %	65 %	56 %

1. Adjusted EBITDA Margin is Adj. EBITDA divided by oil, natural gas, and natural gas liquids revenue.

33 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

RING ENERGY

Leverage Ratio

	(Unaudited) Three Months Ended March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Last Four Quarters
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ 32,715,779	$ 28,791,605	$ (7,539,222)	$ 50,896,479	$ 104,864,641
Plus: Interest expense	10,390,279	10,471,062	11,301,328	11,506,908	43,669,577
Plus: Income tax provision (benefit)	2,029,943	(6,356,295)	(3,411,336)	7,862,930	125,242
Plus: Depreciation, depletion and amortization	21,271,671	20,792,932	21,989,034	24,556,654	88,610,291
Plus: non-cash charges acceptable to Administrative Agent	(7,823,887)	(470,875)	36,396,867	(29,695,076)	(1,592,971)
Consolidated EBITDAX	**$ 58,583,785**	**$ 53,228,429**	**$ 58,736,671**	**$ 65,127,895**	**$ 235,676,780**
Plus: Pro Forma Acquired Consolidated EBITDAX	$ 15,385,792	$ 9,542,529	$ 4,810,123	$ —	$ 29,738,444
Less: Pro Forma Divested Consolidated EBITDAX	(1,346,877)	(357,122)	(672,113)	(67,092)	(2,443,204)
Pro Forma Consolidated EBITDAX	**$ 72,622,700**	**$ 62,413,836**	**$ 62,874,681**	**$ 65,060,803**	**$ 262,972,020**
Non-cash charges acceptable to Administrative Agent:					
Asset retirement obligation accretion	$ 365,847	$ 353,878	$ 354,175	$ 351,786	
Unrealized loss (gain) on derivative assets	(10,133,430)	(3,085,065)	33,871,957	(32,505,544)	
Share-based compensation	1,943,696	2,260,312	2,170,735	2,458,682	
Total non-cash charges acceptable to Administrative Agent	$ (7,823,887)	$ (470,875)	$ 36,396,867	$ (29,695,076)	

	As of December 31, 2023
Leverage Ratio Covenant:	
Revolving line of credit	$ 425,000,000
Pro Forma Consolidated EBITDAX	262,972,020
Leverage Ratio	**1.62**
Maximum Allowed	≤ 3.00x

Adjusted Free Cash Flow

	(Unaudited for All Periods) Three Months Ended December 31, 2023	September 30, 2023	December 31, 2022	Twelve Months Ended December 31, 2023	December 31, 2022
Net Cash Provided by Operating Activities	$ 55,733,207	$ 55,390,975	$ 63,641,506	$ 198,170,459	$ 196,976,729
Adjustments - Condensed Statements of Cash Flows					
Changes in operating assets and liabilities	(606,551)	(6,843,290)	(16,257,293)	(1,180,748)	(24,091,577)
Transaction costs - executed A&D	354,616	(157,641)	993,027	417,166	2,135,990
Income tax expense (benefit) - current	(192,048)	165,780	(36,736)	72,213	—
Capital expenditures	(38,817,080)	(42,398,484)	(42,618,754)	(151,969,735)	(140,051,159)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	(1,366)	54,558	23,700
Bad debt expense	(92,142)	(19,656)	(242,247)	(134,007)	(242,247)
Loss (gain) on disposal of assets	(44,981)	—	—	87,128	—
Other income	(72,725)	—	—	(198,935)	—
Adjusted Free Cash Flow	$ 16,262,296	$ 6,137,684	$ 5,478,137	$ 45,318,099	$ 34,751,436

	(Unaudited for All Periods) Three Months Ended December 31, 2023	September 30, 2023	December 31, 2022	Twelve Months Ended December 31, 2023	December 31, 2022
Adjusted EBITDA	$ 65,364,805	$ 58,579,030	$ 56,344,541	$ 235,982,139	$ 195,240,603
Net interest expense (excluding amortization of deferred financing costs)	(10,285,429)	(10,042,862)	(8,246,284)	(38,748,863)	(20,461,708)
Capital expenditures	(38,817,080)	(42,398,484)	(42,618,754)	(151,969,735)	(140,051,159)
Proceeds from divestiture of oil and natural gas properties	—	—	(1,366)	54,558	23,700
Adjusted Free Cash Flow	$ 16,262,296	$ 6,137,684	$ 5,478,137	$ 45,318,099	$ 34,751,436

34 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

RING ENERGY

Adjusted Cash Flow from Operations (ACFFO)

(Unaudited for All Periods)

	Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Cash Provided by Operating Activities	$ 55,733,207	$ 55,390,975	$ 63,641,506	$ 198,170,459	$ 196,976,729
Changes in operating assets and liabilities	(606,551)	(6,843,290)	(16,257,293)	(1,180,748)	(24,091,577)
Adjusted Cash Flow from Operations	$ 55,126,656	$ 48,547,685	$ 47,384,213	$ 196,989,711	$ 172,885,152

Cash Return on Capital Employed (CROCE)

As of and for the twelve months ended

	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2021
Total long term debt (i.e. revolving line of credit)	$425,000,000	$415,000,000	$290,000,000	$313,000,000
Total stockholders' equity	$786,582,900	$661,103,391	$300,624,207	$294,765,813
Average debt	$420,000,000	$352,500,000	$301,500,000	$339,750,000
Average stockholders' equity	723,843,146	480,863,799	297,695,010	409,137,873
Average debt and stockholders' equity	1,143,843,146	833,363,799	599,195,010	748,887,873
Net Cash Provided by Operating Activities	$198,170,459	$196,976,729	$72,731,212	$72,159,255
Less change in WC (Working Capital)	1,180,748	24,091,577	3,236,824	2,418,446
Adjusted Cash Flows From Operations (ACFFO)	$196,989,711	$172,885,152	$69,494,388	$69,740,809
CROCE (ACFFO)/(Average D+E)	17.2 %	20.7 %	11.6 %	9.3 %

G&A Reconciliations

(Unaudited for All Periods)

	Three Months Ended			Twelve Months Ended	
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
General and administrative expense (G&A)	$ 8,164,799	$ 7,083,574	$ 8,346,896	$ 29,188,755	$ 27,095,323
Shared-based compensation	2,458,682	2,170,735	2,198,043	8,833,425	7,162,231
G&A excluding share-based compensation	5,706,117	4,912,839	6,148,853	20,355,330	19,933,092
Transaction costs - executed A&D	354,616	(157,641)	993,027	417,166	2,135,990
G&A excluding share-based compensation and transaction costs	$ 5,351,501	$ 5,070,480	$ 5,155,826	$ 19,938,164	$ 17,797,102

PV-10

	Oil (Bbl)	Gas (Mcf)	Natural Gas Liquids (Bbl)	Net (Boe)	PV-10[1]
Balance, December 31, 2022	88,704,743	157,870,449	23,105,658	138,122,143	$ 2,773,656,500
Purchase of minerals in place	6,543,640	3,372,965	1,089,382	8,195,183	
Extensions, discoveries and improved recovery	3,098,845	4,113,480	1,014,343	4,798,768	
Sales of minerals in place	(4,897,921)	(2,674,955)	(392,953)	(5,736,700)	
Production	(4,579,942)	(6,339,158)	(976,852)	(6,613,320)	
Revisions of previous quantity estimates	(6,728,088)	(9,946,459)	(621,014)	(9,006,845)	
Balance, December 31, 2023	82,141,277	146,396,322	23,218,564	129,759,229	$ 1,647,031,127

35 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Ring Energy, Inc. Non-GAAP Reconciliations (cont.) 36 Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI All-In Cash Operating Costs . (Unaudited for All Periods) Three Months Ended Twelve Months Ended December 31, September 30, December 31, December 31, December 31, 2023 2023 2022 2023 2022 Lease operating expenses (including workovers) 18,732,082 18,015,348 17,411,645 70,158,227 47,695,351 G&A excluding share-based compensation 5,706,117 4,912,839 6,148,853 20,355,330 19,933,092 Net interest expense (excluding amortization of deferred financing costs) 10,285,429 10,042,862 8,246,284 38,748,863 20,461,704 Operating lease expense 175,090 138,220 113,138 541,801 363,908 Oil and natural gas production taxes 4,961,768 4,753,289 5,186,644 18,135,336 17,125,982 Ad valorem taxes 1,637,722 1,779,163 1,570,039 6,757,841 4,670,617 Gathering, transportation and processing costs 464,558 (4,530) (16,223) 457,573 1,830,024 All-in cash operating costs 41,962,766 39,637,191 38,660,380 155,154,971 112,080,678 Boe 1,784,490 1,610,857 1,642,715 6,613,321 4,512,610 All-in cash operating costs per Boe $ 23.52 $ 24.61 $ 23.53 $ 23.46 $ 24.84

Experienced Management Team

Shared Vision with a Track Record of Success



Paul D. McKinney
Chairman & Chief Executive Officer

- 40+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships



Marinos Baghdati
EVP of Operations

- 19+ years of oil & gas industry experience
- Operational experience in drilling, completions and production including VP Operations, Operations manager, multiple engineering roles



Stephen D. Brooks
EVP of Land, Legal, HR & Marketing

- 45+ years of oil & gas industry experience
- Extensive career as landman including VP Land & Legal, VP HR VP Land and Land Manager



Alexander Dyes
EVP of Engineering & Corporate Strategy

- 17+ years of oil & gas industry experience
- Multi-disciplined experience including VP A&D, VP Engineering, Director Strategy, multiple engineering & operational roles



Travis Thomas
EVP & Chief Financial Officer

- 18+ years of oil & gas industry experience & accounting experience
- High level financial experience including CAO, VP Finance, Controller, Treasurer

Highland Oil & Gas



Hollie Lamb
VP of NonOP Reservoir Engineering / O&G Marketing

- 20+ years of oil & gas industry experience
- Previously Partner of HeLMS Oil & Gas, VP Engineering, Reservoir & Geologic Engineer

37 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

Board of Directors

Accomplished and Diversified Experience



Paul D. McKinney
Chairman & Chief Executive Officer

- 40+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships



Anthony D. Petrelli
Lead Independent Director

- 43+ years of banking, capital markets, governance & financial experience
- Executive and Board positions include CEO, President, multiple board chairs & directorships



Roy I. Ben-Dor
Director

- 14+ years of finance & capital markets experience
- Extensive financial and capital markets acumen and experience including Managing Director and numerous Board Director positions



John A. Crum
Independent Director

- 45+ years of domestic & international oil & gas industry experience
- Extensive executive roles including CEO, President & COO, and multiple public & private board chairs & directorships



David S. Habachy
Independent Director

- 24+ years of oil & gas industry, finance & capital markets experience
- Wide range of operations, engineering, financial and capital markets roles and experience including Managing Director and numerous Board Director positions



Richard E. Harris
Independent Director

- 40+ years of experience across multiple industries
- Executive positions in oil & gas, industrial equipment, and technology including CIO, Treasurer, Finance and Business Development



Thomas L. Mitchell
Independent Director

- 35+ years of domestic & international oil & gas industry experience
- Executive & board roles include CFO, VP Accounting, Controller and public & private board directorships



Regina Roesener
Independent Director

- 35+ years of banking, capital markets, governance & financial experience
- Executive and Board positions including COO, director and Board Director positions



Clayton E. Woodrum
Independent Director

- 50+ years of accounting, tax & finance experience
- Wide range of financial acumen including positions as CFO, Partner in Charge and Board Director positions

38 Ring Energy, Inc. Value Focused Proven Strategy | March 7, 2024 | NYSE American: REI

www.ringenergy.com THANK YOU Company Contact Al Petrie (281) 975-2146 apetrie@ringenergy.com Wes Harris (281) 975-2146 wharris@ringenergy.com Analyst Coverage Alliance Global Partners (A.G.P.) Jeff Grampp (949) 296 4171 jgrampp@allianceg.com ROTH Capital Partners John M. White (949) 720-7115 jwhite@roth.com Truist Financial Neal Dingmann (713) 247-9000 neal.dingmann@truist.com Tuohy Bothers Investment Noel Parks (215) 913-7320 nparks@tuohybrothers.com Water Tower Research Jeff Robertson (469) 343-9962 jeff@watertowerresearch.com Ring Headquarters 1725 Hughes Landing Blvd Ste 900 The Woodlands, TX 77830 Phone: 281-397-3699